Exhibit 99.1

Contact:	Wayne Wetherell
ImageWare Systems, Inc.
858-673-8600

For Immediate Release

ImageWare Systems Announces $7 Million Private Placement

SAN DIEGO, November 14, 2003 – ImageWare Systems, Inc. (AMEX:IW), today announced that it has entered into agreements to sell shares of common stock and warrants to purchase common stock to institutional investors comprised of existing and new shareholders.  The Company expects to raise approximately $7 million from the private placement, which is subject to closing conditions and expected to close by November 24, 2003.  The transaction will involve the sale of units consisting of one share of common stock and a warrant to purchase 0.20 shares of common stock.  Each unit will be priced at $1.72.  The warrants will have a five-year term and an exercise price of $2.58 per share.  As a result of the transaction, ImageWare will issue approximately 4,070,000 new shares of common stock and warrants to purchase up to approximately 814,000 shares of common stock.  The Company expects to use approximately $4.5 million of the net proceeds to retire the Company’s outstanding 12.5% convertible secured debt, with the remainder to be used for working capital.

In connection with the financing, the American Stock Exchange granted the Company’s request for an exception to its shareholder approval requirements.  The Company has sent a letter to its shareholders describing the transaction and the circumstances surrounding the exception.  A copy of the letter will be filed with a Form 8-K with the U.S. Securities and Exchange Commission.  The Company’s SEC filings are available to the public at no cost from the SEC’s Web site at http://www.sec.gov.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities being offered have not been registered under the Securities Act, or applicable state securities laws.  Unless so registered, the common stock, warrants and any shares of common stock that may be issued upon exercise of the warrants may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

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About ImageWare Systems, Inc.

ImageWare Systems, Inc. (AMEX:IW) is the leading global developer of digital imaging, identification and biometric software solutions for the corporate, government, law enforcement, professional photography, transportation, education and healthcare markets, among others.  ImageWare’s secure credential and biometric product lines are used to produce ID cards, driver licenses, passports, national medical health cards, national IDs and more.  The Company’s law enforcement and biometric product lines provide the public safety market with booking, investigative and identification solutions that can be accessed and shared via PC, Web and wireless platforms. ImageWare’s professional digital imaging product line provides professional photographers with automated, in-studio and mobile solutions to facilitate the transition from film-based photography to digital imaging. Founded in 1987, ImageWare is headquartered in San Diego, with offices in Canada, Europe and Asia. For more information visit www.iwsinc.com.

Safe Harbor Statement

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to references to the proposed financing and the anticipated use of the net proceeds of the proposed financing.  Forward-looking statements involve known or unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: the risk that the equity investment does not close as anticipated; the risk that the Company’s target markets will not grow as expected; risks related to our ability to generate cash internally or to obtain adequate capital for operations from outside sources; risks related to our acquisition strategies and the integration of acquired companies; risks associated with our dependence on a small number of large sales to customers with political purchasing constraints; risks related to our lengthy sales cycle; our reliance on third-party systems integrators and on third-party technology licenses; fluctuations in our operating results; continued new product introductions and market acceptance of our new products; new product introductions by competitors; technological changes in the our industry; uncertainties regarding intellectual property rights. For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-KSB and quarterly reports on Form 10-QSB, as well as other subsequent filings with the Securities and Exchange Commission.

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